IDAHO
POWER
An IDACORP Company

Exhibit 5.1

Rex Blackburn
Senior Vice President and General Counsel

May 12, 2010

Idaho Power Company
1221 West Idaho Street
Boise, Idaho 83702-5627

Ladies and Gentlemen:

                    I am General Counsel to Idaho Power Company, an Idaho corporation (the “Company”), and have acted as such in connection with the preparation and filing of a registration statement on Form S-3 (the “Registration Statement”) which the Company proposes to file on or shortly after the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to $500,000,000 in aggregate principal amount of its (i) unsecured debt securities (the “Debentures”) and (ii) first mortgage bonds (the “Bonds”, and together with the Debentures, the “Securities”). The Securities will be issued from time to time pursuant to the provisions of Rule 415 under the Securities Act.

                    The Bonds will be issued in one or more series pursuant to the Indenture of Mortgage and Deed of Trust dated as of October 1, 1937, as supplemented by all indentures supplemental thereto (the “First Mortgage Bond Indenture”), between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) and R.G. Page (Stanley Burg, successor individual trustee), as trustees, which is included as an exhibit to the Registration Statement.

                    The Debentures will be issued in one or more series pursuant to a Debt Securities Indenture dated as of August 1, 2001 (the “Debenture Indenture”) between the Company and Deutsche Bank Trust Company Americas, as trustee, which is included as an exhibit to the Registration Statement.

                    In connection with this opinion, I have examined such corporate records, certificates, documents relating to the Securities and other documents, including resolutions by the Board of Directors of the Company relating to the Registration Statement, and such questions of law, as I have considered necessary or appropriate for the purposes of this opinion. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the original documents of all documents

Idaho Power Company
May 12, 2010

submitted to me as copies and the authenticity of the originals of such latter documents. As to any facts material to my opinion, I have, when relevant facts were not independently established, relied on information obtained from public officials, officers of the Company and other sources believed by me to be responsible.

                    Based upon and subject to the foregoing, and subject to the further qualifications and limitations expressed below, I am of the opinion that:

                    (1) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Idaho.

                    (2) Assuming that (i) all necessary regulatory authorizations and approvals for the issuance and sale of the Securities shall have been granted and shall continue to be in effect at the time the Securities are issued and sold as contemplated by the Registration Statement, (ii) the Registration Statement and any amendments thereto (including any post-effective amendments) shall have become effective under the Securities Act and shall continue to be effective at the time the Securities are issued and sold as contemplated by the Registration Statement, (iii) the terms of the Securities and of their issuance and sale shall have been duly established in conformity with the provisions of the First Mortgage Bond Indenture or Debenture Indenture, as the case may be, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the Securities shall have been duly executed and authenticated in accordance with the provisions of the First Mortgage Bond Indenture or the Debenture Indenture, as the case may be, and issued and sold as contemplated by the Registration Statement and any prospectus supplement with respect to such Securities, (v) the purchase price of the Securities shall have been received by the Company and (vi) all of the foregoing actions shall have been taken pursuant to the authority granted in resolutions duly adopted by the Company’s Board of Directors, or a duly authorized committee thereof, the Securities will be valid and binding obligations of the Company, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors’ rights generally and to general principles of equity, regardless of whether such principles are considered in a proceeding at law or in equity.

                    I am a member of the Idaho Bar and do not hold myself out as an expert on the laws of any other state. My opinions expressed above are limited to the laws of the State of Idaho and the federal laws of the United States.

                    I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to me in said Registration Statement and any amendments thereto and in the prospectus constituting a part thereof.

Very truly yours,

/s/ Rex Blackburn

Rex Blackburn